PRESS RELEASE

June 13, 2005

National Atlantic Holdings Corporation Announces Changes to its Board of Directors

Freehold, NJ – June 13, 2005. National Atlantic Holdings Corporation (NAHC) (Nasdaq: NAHC) today announced the election of Martin Krupnick Psy. D. to its Board of Directors filling a vacant seat, and his simultaneous appointment to the Board’s Audit and Nominating/Corporate Governance Committees.

Dr. Krupnick is President and Chief Executive Officer of IEP Youth Services, Inc., Freehold, New Jersey, which is a non-profit organization in Monmouth County providing human services to childhood victims of sexual or drug abuse. Dr. Krupnick has served in that position since 1986. He is a licensed psychologist in New Jersey and has practiced here since 1983.

Dr. Krupnick, a Marlboro Township resident, received a Bachelor of Arts degree from Alfred University and a Masters of Arts degree and a doctorate in Psychology from Rutgers University. He serves as Chair of Friends of Monmouth County Child Advocacy Center, Inc. and is a member of many professional associations.

Mr. Andrew C. Harris, Chief Executive Officer of Liberty Insurance Associates, Inc. of Millstone Township, New Jersey voluntarily resigned his Board membership to accept his election to President of Proformance Insurance Company, a subsidiary of NAHC.

Dr. Krupnick joins Board members James V. Gorman, Chairman; Peter A. Cappello, Chief Financial Officer of Proformance Insurance Company; Thomas M. Mulhare, Partner of Amper, Politzer & Mattia; Thomas J. Sharkey, Sr., Chairman of Fleet Insurance Services; Steven V. Stallone, Vice President in the private client group for the Bank/Trust Market for BlackRock Capital Management Corporation; and Candace L. Straight, a self employed investment banking consultant specializing in the insurance industry.

About NAHC:

NAHC, through its operating subsidiaries, is a provider of specialized property-casualty insurance products and related insurance services to New Jersey individuals, families and businesses. NAHC distributes its insurance products via its Proformance Insurance subsidiary exclusively through licensed independent agents, many of whom have an equity participation in NAHC’s common stock and are referred to as “Partner Agents.”

Safe Harbor Statement Regarding Forward-Looking Statements

Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, economic, regulatory or competitive conditions in the private passenger automobile insurance carrier industry; regulatory, economic, demographic, competitive and weather conditions in the New Jersey market; significant weather-related or other natural or man-made disasters over which we have no control; the effectiveness of our efforts to manage and develop our subsidiaries; our ability to attract and retain independent agents; our ability to maintain our A.M. Best rating; the adequacy of the our reserves for unpaid losses and loss adjustment expenses; our ability to maintain an effective system of internal controls over financial reporting; market fluctuations and changes in interest rates; the ability of our subsidiaries to dividend funds to us; and our ability to obtain additional capital in the future. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

CONTACT:
Cynthia L. Codella
Executive Vice President and Secretary
National Atlantic Holdings Corporation
(732) 665-1100
investorrelations@national-atlantic.com

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